                                                                    EXHIBIT 99.1

                    SAKS INCORPORATED ANNOUNCES PRELIMINARY
                                 JANUARY SALES

                                            Contacts:  Julia Bentley (investors)
                                                       (423) 981-6243
                                                       Jennifer Mann (media)
                                                       (212) 940-4259


Birmingham, Alabama (February 4, 1999)--Department store retailer Saks
--------------------------------------
Incorporated (NYSE: SKS) (formerly Proffitt's, Inc.) today announced sales for the four weeks ended January 30, 1999. Sales information below has been restated to reflect the September 17, 1998 merger with Saks Holdings, Inc. and the January 31, 1998 merger with Carson Pirie Scott & Co., both of which were accounted for as poolings-of-interests.

For January 1999, total Company sales were $344.4 million compared to $296.0 million last year, a 16% increase. On a comparable stores basis for the combined Company, sales increased 8% for the month. Sales for the period are detailed as follows (dollars in millions):

                                      4 weeks   4 weeks
                                       ended     ended     Total    Comparable
                                      1/30/99   1/31/98   increase   increase
                                      --------  --------  --------  ----------
Department stores (Proffitt's,
  McRae's, Younkers, Parisian,
  Herberger's, Carson Pirie Scott,
  Bergner's, and Boston Store)         $187.2    $162.9      15%         3%
Saks Fifth Avenue (includes Off
  5th, Folio, and Bullock & Jones)      157.2     133.1      18%        13%
                                       ------    ------      --         --
Total Company                          $344.4    $296.0      16%         8%

For the department stores, merchandise categories with the best sales performances for January were home, cosmetics, and accessories; merchandise categories with softer sales performances were coats/outerwear, moderate women's apparel, and dresses. For Saks Fifth Avenue, merchandise categories with the best sales performances for January were designer apparel, "gold range" apparel, men's clothing, special sizes, and fine jewelry.

For the fourth quarter ended January 30, 1999, total Company sales were $2,050.8 million compared to $1,818.8 million last year, a 13% increase. On a comparable stores basis for the combined Company, fourth quarter sales increased 4%.
Fourth quarter sales are detailed as follows (dollars in millions):

                                     (more)
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                                       Quarter  Quarter
                                        ended    ended     Total    Comparable
                                      1/30/99   1/31/98   increase   increase
                                      --------  --------  --------  ----------
Department stores (Proffitt's,
  McRae's, Younkers, Parisian,
  Herberger's, Carson Pirie Scott,
  Bergner's, and Boston Store)        $1,295.5  $1,150.1     13%         2%
Saks Fifth Avenue (includes Off
  5th, Folio, and Bullock & Jones)       755.3     668.7     13%         8%
                                      --------  --------     --          -
Total Company                         $2,050.8  $1,818.8     13%         4%

For the year ended January 30, 1999, total Company sales were $6,220.0 million compared to $5,726.3 million last year, a 9% increase. On a comparable stores basis for the combined Company, year-to-date sales increased 4%. Year-to-date sales are detailed as follows (dollars in millions):

                                        Year      Year
                                       ended     ended     Total    Comparable
                                      1/30/99   1/31/98   increase   increase
                                      --------  --------  --------  ----------
Department stores (Proffitt's,
  McRae's, Younkers, Parisian,
  Herberger's, Carson Pirie Scott,
  Bergner's, and Boston Store)        $3,802.0  $3,544.6      7%         2%
Saks Fifth Avenue (includes Off
  5th, Folio, and Bullock & Jones)     2,418.0   2,181.7     11%         6%
                                      --------  --------     --          -
Total Company                         $6,220.0  $5,726.3      9%         4%

Saks Incorporated currently operates over 345 department stores and four free-standing furniture stores in 38 states under the names of Saks Fifth Avenue, Proffitt's, McRae's, Younkers, Parisian, Herberger's, Carson Pirie Scott, Bergner's, Boston Store, and Off 5th. The Company also operates two direct mail businesses, Folio and Bullock & Jones.

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